Calculation of Filing Fee Tables
S-3
Ascend Wellness Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Class A Common Stock, $0.001 par value	457(o)
		Other	Preferred Stock, $0.001 par value	457(o)
		Other	Warrants	457(o)
		Other	Debt Securities	457(o)
		Other	Subscription Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,000,000.00		$ 13,810.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 11,020.00
			Net Fee Due:						$ 2,790.00
Offering Note
[1]	1a. There are being registered under this Registration Statement such indeterminate number of Class A common stock ("Common Shares"), shares of preferred stock, warrants, debt securities, subscription rights and units of the Registrant, and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$100,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), as amended, the Common Shares being registered hereunder include such indeterminate number of Common Shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. 1b. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Ascend Wellness Holdings, Inc.	S-3	333-268534	11/22/2022		$ 11,020.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 100,000,000.00
Fee Offset Sources		Ascend Wellness Holdings, Inc	S-3	333-268534		11/22/2022						$ 11,020.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	1a. The Registrant previously paid $11,020 in registration fees with respect to the Registration Statement on Form S-3, as amended (File No. 333-268534), initially filed on November 22, 2022 (the "Prior Registration Statement"). No securities were offered, sold or issued by the Registrant under the Prior Registration Statement. Accordingly, $11,020 of the previously paid fees attributable to $100,000,000 of unsold securities that were previously registered under the Prior Registration Statement may be applied to the filing fees payable pursuant to this Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the entire $11,020 of the previous registration fee paid under the Prior Registration Statement against the total registration fee of $13,810 due herewith. As a result, a $2,790 registration fee is payable in connection with this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A